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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)        April 24, 2003
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                               LAND O'LAKES, INC.
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             (Exact name of registrant as specified in its charter)


          MINNESOTA                     333-84486               41-0365145
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(State or other jurisdiction    (Commission File Number)      (IRS Employer
      of incorporation)                                     Identification No.)





        4001 LEXINGTON AVENUE NORTH
           ARDEN HILLS, MINNESOTA                                   55126
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  (Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code     (651) 481-2222
                                                   ------------------------



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ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(c)        Exhibits.

           99.1    Land O'Lakes, Inc. press release dated April 24, 2003.


ITEM 9.  REGULATION FD DISCLOSURE.

           On April 24, 2003, Land O'Lakes, Inc., a Minnesota cooperative corporation (the "Company"), issued a press release announcing first quarter results for the period ended March 31, 2003. A copy of the Company's press release is attached hereto as Exhibit 99.1. This information, furnished under this "Item 9. Regulation FD Disclosure," is intended to be provided under "Item
12. Disclosure of Results of Operations and Financial Condition," in accordance with U.S. Securities and Exchange Commission Release No. 33-8216.

           The press release includes the Company's calculations regarding EBITDA (earnings before interest, taxes, depreciation and amortization, as calculated pursuant to the Company's indenture governing its senior unsecured notes and also pursuant to its senior secured credit agreements) for the period ended March 31, 2003. The press release also contains a reconciliation of EBITDA to net income/(loss) before income taxes and net cash provided by operating activities, two measures which the Company believes are the most directly comparable financial measures calculated in accordance with GAAP.

           The Company believes that a presentation of EBITDA provides useful information to its stakeholders because this information is needed to calculate certain financial covenants under the Company's senior secured credit agreement and an indebtedness incurrence test under the bond indenture. The Company's compliance with these financing requirements is a material fact which merits full disclosure.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                  LAND O'LAKES, INC.


Date:  April 24, 2003                             /s/ Daniel Knutson
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                                                  Daniel Knutson
                                                  Senior Vice President
                                                  and Chief Financial Officer






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                                  EXHIBIT INDEX

99.1    Land O'Lakes, Inc. press release dated April 24, 2003.